                                     BYLAWS

                                       OF

                            GOLF ONE INDUSTRIES, INC.


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



                                     BYLAWS
                                       OF
                            GOLF ONE INDUSTRIES, INC.
                             A Delaware Corporation

Page

ARTICLE I - CORPORATE OFFICES

         Section 1.                 Registered Office                   2

         Section 2.                 Principal Office                    2

         Section 3.                 Other Offices                       2


ARTICLE II - STOCKHOLDERS MEETINGS

         Section 1.                 Place of Meeting                    2

         Section 2.                 Annual Meetings                     2

         Section 3.                 Special Meetings                    2

         Section 4.                 Notice of Meetings                  3

         Section 5.                 Quorum                              4

         Section 6.                 Adjourned Meeting                   4

         Section 7.                 Voting                              4

         Section 8.                 Proxies                             6

         Section 9.                 Stockholder List                    6

         Section 10.                Consent of Stockholders in
                                    Lieu of Meeting                     6

         Section 11.                Inspectors of Election              7

         Section 12.                Record Date                         7

         Section 13.                Procedures for Meetings             8

         Section 14.                Opening and Closing of Polls        8





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ARTICLE III - BOARD OF DIRECTORS

         Section 1.       Powers                                        8

         Section 2.       Number and Qualifications                     9

         Section 3.       Election and Term of Office                   9

         Section 4.       Vacancies                                     9

         Section 5.       Place of Meeting                             10

         Section 6.       Regular Meetings                             11

         Section 7.       Special Meetings                             11

         Section 8.       Meetings by Communication Equipment          11

         Section 9.       Quorum and Manner of Acting                  11

         Section 10.      Validation of Defectively Called
                          or Noticed Meetings                          12

         Section 11.      Action Without Meeting                       12

         Section 12.      Compensation of Directors                    12

         Section 13.      Committees                                   12

ARTICLE IV - OFFICERS

         Section 1.       Officers                                     13

         Section 2.       Election of Officers                         13

         Section 3.       Subordinate Officers                         13

         Section 4.       Removal and Resignation of Offices           13

         Section 5.       Vacancies in Offices                         13

         Section 6.       Chairman of the Board                        13

         Section 7.       Chief Executive Officer                      14

         Section 8.       President                                    14



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



         Section 9.       Vice Presidents                              14

         Section 10.      Secretary                                    14

         Section 11.      Chief Financial Officer                      15

ARTICLE V -               INDEMNIFICATION OF DIRECTORS,
                          OFFICERS. EMPLOYEES AND OTHER AGENTS

         Section 1.       Agents, Proceedings and Expenses             15

         Section 2.       Actions Other Than By The Corporation        15

         Section 3.       Actions by the Corporation                   16

         Section 4.       Successful Defense by Agent                  16

         Section 5.       Required Approval                            17

         Section 6.       Advance of Expenses                          17

         Section 7.       Contractual Rights                           17

         Section 8.       Limitations                                  17

         Section 9.       Insurance                                    17

         Section 10.      Constituent Corporations                     18

         Section 11.      Definitions                                  18

ARTICLE VI -              MISCELLANEOUS

         Section 1.       Inspection of Books and Records by
                          Stockholders                                 18

         Section 2.       Inspection of Books and Records by
                          Directors                                    19

         Section 3.       Checks, Drafts, Evidences of
                          Indebtedness                                 19

         Section 4.       Corporate Contracts and Instruments;
                          How Executed                                 19

         Section 5.       Certificates for Shares                      19



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



         Section 6.       Transfer of Shares                           19

         Section 7.       Lost, Stolen or Destroyed
                          Certificates                                 20

         Section 8.       Representation of Shares of Other
                          Corporations                                 20

         Section 9.       Construction and Definitions                 20

         Section 10.      Amendments                                   20

         Section 11.      Conformance to the Law                       21

         Section 12.      Seal                                         21

         Section 13.      Fiscal Year                                  21

         Section 14.      Dividends; Surplus                           21

                                     BYLAWS
                                       OF
                            GOLF ONE INDUSTRIES, INC.
                             A Delaware Corporation


                                    ARTICLE I
                                CORPORATE OFFICES

                  Section 1. Registered Office. The registered office of the Corporation in the State of Delaware is hereby located at 1013 Centre Road, City of Wilmington, County of New Castle,
Delaware 19805.

                  Section 2. Principal Office. The principal office of the Corporation is hereby located at: 11111 Santa Monica Boulevard, Los Angeles, California. The Board of Directors (herein referred to as the "Board") is hereby granted the full power and authority, by a resolution of a majority of the directors, to change the principal office from one location to another. Any such change shall be noted in these Bylaws opposite this section, and this section may be amended to state the new location.

                  Section 3. Other Offices. The Corporation may establish any additional offices, at any place or places, as the Board may designate, or as the business of the Corporation shall require.


                                   ARTICLE II
                              STOCKHOLDERS MEETINGS

                  Section 1. Place of Meeting. Meetings of the Stock holders of the Corporation shall be held at the principal office or at such place, within or without the State of Delaware, as may from time to time be designated for that purpose either by the Board or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

                  Section 2. Annual Meetings. The annual meeting of the Stockholders shall be held on such date and at such time designated, from time to time, by resolution of the Board, or, in the absence of such designation, on the 1st day in May at 12:00 p.m., California time; provided, however, that if such day is a legal holiday, then at the same time and place on the next day thereafter which is a full business day.

                  Section 3. Special Meetings. Special meetings of the Stockholders for the purpose of taking any action which the Stockholders are permitted to take under the General Corporation Law of the State of Delaware (herein, as the same may from time to


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time be amended, referred to as the "General Corporation Law") may be called at any time by a majority of the Board of Directors, the Chairman of the Board or the Chief Executive Officer or President of the Corporation, or by any Stockholder or Stockholders of the Corporation holding an aggregate of ten percent (10%) of the total voting power of the Corporation.

                  Section 4. Notice of Meetings. Except as otherwise provided by statute, written or printed notice of each meeting of the Stockholders of the Corporation, whether annual or special, shall be given not less than ten nor more than sixty days prior to the date upon which the meeting is to be held to each stockholder entitled to vote at such meeting by leaving such notice with him personally at, or by transmitting such notice with confirmed delivery (including telex, telegraph, cable or other form of recorded communication, provided that delivery of such notice in written form is confirmed in a writing) to, his residence or usual place of business. If mailed, such notice shall be deemed delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the stock records of the Corporation, with postage thereon prepaid. Such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and, at the adjourned meeting, such business may be transacted as might properly have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

                  Notice of a Stockholders' meeting or adjournment thereof is waived upon the occurrence of the following:

                  (a) A Stockholders' meeting is adjourned and a time and place for readjournment is announced at the meeting at which the adjournment is taken, and such date of readjustment is no more than 30 days from the date of adjournment.

                  (b) Receipt by the Corporation of a written notice of waiver, signed by the person entitled to notice before or after the time stated therein.

                  (c) Attendance by the person entitled to notice and failure of such person to object to the transaction of any business because the meeting is not lawfully called or convened.

                  Whenever notice is required to be given under any statute or the Certificate of Incorporation or these Bylaws to any Stockholder to whom (a) notice of two consecutive annual meetings,

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and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings or (b) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any of the other sections of the General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this Section 4.

                  Section 5. Quorum. On all questions, the presence of the holders of a majority of the shares entitled to vote, in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Stockholders. On all questions, the Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                  Section 6. Adjourned Meeting. Any Stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned by vote of a majority of the shares present, either in person or by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as expressly provided in Section 5 of this Article.

                  Section 7. Voting.

                  (a) The Stockholders entitled to notice of any meeting or to vote at such meeting shall only be persons whose names stand on the stock records of the Corporation on the record date determined in accordance with the provisions of Section 12 of this Article, provided, however, that if no such record date shall be fixed by the Board, only persons in whose names shares stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of Stockholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

                  (b) Voting shall in all cases be subject to the provisions of Sections 217 and 218 of the Delaware Corporation law

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(relating to voting of shares held by fiduciaries, or pledges, held in joint ownership, and voting of shares by voting trusts or in accordance with other voting agreements).

                  (c) At each meeting of the stockholders of the Corporation, holders of a majority of the voting power of the Corporation entitled to vote thereat, present either in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of quorum, the Stockholders of the Corporation present in person or by proxy and entitled to vote at the meeting may, by majority vote, or, in the absence of all Stockholders, any officer entitled to preside or act as Secretary at such meeting, shall have the power to adjourn the meeting from time to time until Stockholders holding the requisite amount of stock shall be present in person or by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

                  (d) On all questions, other than election of directors, each Stockholder of the Corporation entitled to vote on such ques tions shall be entitled to vote in person or by proxy one vote for each share of Common Stock of the Corporation held by such Stockholder. Unless otherwise provided in the Certificate of Incorporation or by statute, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present shall be the act of the Stockholders. Unless demanded by a Stockholder present in person or by proxy at any meeting and entitled to vote thereat, the vote on any question need not be by ballot. Upon demand for a vote by ballot upon any question by any Stockholder present in person or by proxy at any meeting and entitled to vote thereat, such vote shall be taken by ballot. On any vote taken by ballot, each ballot shall be signed by the Stockholder voting, or by his lawful proxy, and shall state the number and kind of shares voted.

                  (e) Notwithstanding Section 7(d) hereinabove, every Stockholder complying with the provisions of this Section 7(e) and entitled to vote at any election of directors may cumulate his votes and shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors to be elected by him, and he may cast all of such votes for a single candidate for director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit. No Stockholder shall be entitled to cumulate votes and cast them for a candidate for director unless such candidate's name shall have been placed in nomination prior to the voting and the Stockholder shall have given notice at the meeting prior to the voting for directors of the Stockholder's intention to cumulate his votes. If any one Stockholder has given such notice, all


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Stockholders may cumulate their votes for candidates in nomination.

                  Section 8. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of such meeting, at or prior to the time designated in the order of business for so delivering such proxies. A duly elected proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

                  Section 9. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

                  Section 10. Consent of Stockholders in Lieu of Meeting. Any action required to be taken, or that may be taken, at any annual or special meeting of the Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken, shall have been signed by the holders of outstanding stock, eligible to vote on such action, having not less than the minimum number of votes of each class of stock that would be necessary to authorize or take such action at a meeting at which all shares of each class of stock entitled to vote thereon were present and voted.

                  The Secretary shall give prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent to those Stockholders who have not consented in writing.



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                  Section 11. Inspectors of Election. In advance of any meeting of the Stockholders, the Board shall appoint at least one person, other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of such inspectors of election shall be one or three. In case any person appointed as inspector fails to appear or refuses to act, the vacancy shall be filled by appointment by the Board in advance of the meeting, or at the meeting by the chairman of the meeting. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

                  The duties of each such inspector shall include: determining the number of shares outstanding and voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; retaining for a reasonable period the disposition of any challenges made to the inspector's determinations; counting and tabulating all votes; determining when the polls shall close; determining the result of any election; certifying the determination of the number of shares represented at the meeting, and the count of all votes and ballots; certifying any information considered in determining the validity and counting of proxies and ballots if that information is used for the purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the Stockholder holds of record; and performing such acts as may be proper to conduct the election or vote with fairness to all Stockholders.

                  Section 12. Record Date. In order that the Corpora tion may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                  If no record date is fixed:

                  (a) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;



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                  (b) The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed;

                  (c) The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                  A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  Section 13. Procedures for Meetings. All meetings of Stockholders shall be conducted according to such rules and pro cedures as the Board of Directors may establish by resolution from time to time as being in the best interests of the Stockholders and as may be deemed appropriate for insuring that such meetings are conducted in a fair and orderly manner and in accordance with the Certificate of Incorporation and these Bylaws.

                  Section 14. Opening and Closing of Polls. An announcement shall be made at each meeting of the Stockholders by the Chairman of the meeting of the date and time of the opening and closing of polls for each matter upon which the Stockholders will vote at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a Stockholder shall determine otherwise.


                                   ARTICLE III
                               BOARD OF DIRECTORS

                  Section 1. Powers. The business and affairs of the Corporation shall be managed by, or under the direction of the Board, except as may be otherwise provided by the General Corpo ration Law or in the Certificate of Incorporation or these Bylaws. Without prejudice to such powers, but subject to the same limitation, it is hereby expressly declared that the directors shall have the following powers in addition to other powers enumerated in these
Bylaws:

                  (a) To select and remove all officers, agents and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Certificate of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service;



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                  (b) To conduct, manage and control the affairs and business of the Corporation, and to make rules and regulations therefor consistent with law, with the Certificate of Incorporation and with these Bylaws;

                  (c) To change the offices of the Corporation from one location to another; to fix and locate from time to time one or more other offices of the Corporation within or without the State of Delaware; to cause the Corporation to be qualified to do business and to conduct business in any other state, territory, dependency or country; and to designate any place within or without the State of Delaware for the holding of any Stockholders meeting or meetings, including annual meetings;

                  (d) To adopt, make and use a corporate seal; to pre scribe the forms and certificates of stock; and to alter the form of the seal and certificates;

                  (e) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such consideration as may be lawful;

                  (f) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities therefor.

                  Section 2. Number and Qualifications. The number of directors of the Corporation shall be between two and seven. Directors need not be Stockholders of the Corporation unless required by the Certificate of Incorporation.

                  Section 3. Election and Term of Office. Members of the initial Board of Directors shall hold office until the first annual meeting of Stockholders and until their successors have been elected and qualified. The directors of the Corporation shall be elected at the annual meeting of the Stockholders, but if such annual meeting is not held or the directors are not elected thereat the directors may be elected at a special meeting held for that purpose. Each director shall hold office until the next annual meeting and until a successor is elected and qualified.

                  Section 4. Vacancies.

                  (a) Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the Stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.


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                  (b) If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any Stockholder or an executor, administrator, trustee or guardian of a Stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a Stockholder, may call a special meeting of Stockholders in accordance with the provisions of the Certificate of Incorporation and the Bylaws or may apply to the Delaware Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law.

                  (c) If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any Stockholder or Stockholders holding at least 10 percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by Section 211 of the General Corporation Law.

                  (d) Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws.

                  (e) Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

                  (f) Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later date for the effectiveness of such resignation.

                  Section 5. Place of Meeting. Unless otherwise provided in the Certificate of Incorporation, or by unanimous written consent of all acting directors, meetings, both regular and special, of the Board shall be held at the Corporation's principal executive offices within the State of California or at such other place or places within or without the State of Delaware, as the Board may from time to time determine.


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



                  Section 6. Regular Meetings. Immediately following each annual meeting of the Stockholders the Board shall hold a regular meeting at the same place at which such Stockholders' meet ing is held, or any other place as may be fixed from time to by the Board of Directors. Notice of such meeting need not be given.

                  Other regular meetings of the Board shall be held without call at such time and place as the Board may from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of a regular meeting need not be given.

                  Section 7. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Secretary or by any three directors.

                  Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone or telegraph or telex or cable or mail or other form of recorded communication, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at that director's residence or usual place of business. In case such notice is mailed, it shall be deposited in the United States mail at least seven days prior to the time of the holding of the meeting. In case such notice is delivered personally or by other form of written communication, it shall be delivered at least 48 hours before the time of the holding of the meeting. The notice shall state the time of the meeting, but need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation. The notice need not state the purpose of the meeting unless expressly provided otherwise by statute.

                  Section 8. Meetings by Communication Equipment. Members of the Board of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communica tions equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                  Section 9. Quorum and Manner of Acting. The presence of a majority to the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting duly held shall be the act of the Board. In the absence of a quorum, a majority of the directors


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present may adjourn any meeting from time to time until a quorum is present.
Notice of an adjourned meeting need not be given.

                  Section 10. Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though made or performed at a meeting duly held after regular call and notice, if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement protested the lack of proper notice to such director, signs a written waiver of notice or a consent to holding such meeting or approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 11. Action Without Meeting. Any action re quired or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  Section 12. Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses incurred by them, as may be fixed or determined by resolution of the Board of Directors.

                  Section 13. Committees. The Board may, by resolution passed by a majority of the directors, designate one or more com mittees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Any director may be removed from a committee with or without cause by the affirmative vote of a majority of the entire Board of Directors.

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



                                   ARTICLE IV
                                    OFFICERS

                  Section 1. Officers. The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary. The Corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

                  Section 2. Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

                  Section 3. Subordinate Officers. The Board may appoint, and may empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or Chief Executive Officer may from time to time determine.

                  Section 4. Removal and Resignation of Offices. Without prejudice to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board, at any regular or special meeting of the Board, or by any officer upon whom such power of removal may be conferred by the Board.

                  Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

                  Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

                  Section 6. Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board.

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



                  Section 7. Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board and the Chairman, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the Stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The Chief Executive Officer shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board.

                  Section 8. President. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board and the Chief Executive Officer, if there be such officers, the President shall be the chief operating officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation (other than the Chairman and Chief Executive Officer). The President shall preside at all meetings of the Stockholders in the absence of the Chairman and the Chief Executive Officer, and, in the absence of the Chairman and the Chief Executive Officer, at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of president and general manager of a Corporation, and shall have such other powers and duties as may be prescribed by the Board and the Chief Executive Officer.

                  Section 9. Vice Presidents. In the absence or disability of the Chairman, the Chief Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or, if not ranked, the Vice President desig nated by the Board shall perform all the duties of such officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, such offices. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chief Executive Officer or the President.

                  Section 10. Secretary. The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and Stock holders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meet ings, the number of shares present or represented at Stockholders' meetings, and the proceedings.

                  The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board required by the Bylaws or by law to be given, and he shall keep the seal of the

Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                  Section 11. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the Stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all reasonable times be open to inspection by any director.

                  The Chief Financial Officer shall deposit all monies and other valuables in the name or to the credit of the Corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions undertaken as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.


                                    ARTICLE V
                          INDEMNIFICATION OF DIRECTORS,
                      OFFICERS. EMPLOYEES AND OTHER AGENTS

                  Section 1. Agents, Proceedings and Expenses. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was a director, officer, employee or other agent of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or complete action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 2 or Section 3 of this Article.

                  Section 2. Actions Other Than By The Corporation. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 3. Actions by the Corporation. The Corpora tion shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  Section 4. Successful Defense by Agent. To the ex tent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 5. Required Approval. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 2 and 3. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the affirmative vote of a majority of Stockholders.

                  Section 6. Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

                  Section 7. Contractual Rights. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 8. Limitations. No indemnification or advance shall be made under this Article, except as provided in Section 4, in any circumstances where it appears:

                  (a) That it would be inconsistent with a provision of the Certificate of Incorporation, a resolution of the Stockholders or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                  Section 9. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                  Section 10. Constituent Corporations. For purposes of this Article, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  Section 11. Definitions. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.


                                   ARTICLE VI
                                  MISCELLANEOUS

                  Section 1. Inspection of Books and Records by Stock holders. Any Stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its Stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

                  Section 2. Inspection of Books and Records by Direc tors. Any director shall have the right to examine the Corpora tion's stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his position as a director. Such right to examine the records and books of the Corporation shall include the right to make copies and extract therefrom.

                  Section 3. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

                  Section 4. Corporate Contracts and Instruments; How Executed. The Board, except as otherwise provided in these Bylaw, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

                  Section 5. Certificates for Shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or the President or a Vice President, and by the Chief Financial Officer or an Assistant Financial Officer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                  Section 6. Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the

Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock and on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and upon any transfer of shares of stock the person or persons into whose name or names such shares shall have been transferred, with respect to all rights, privileges and obligations of holders of stock of the Corporation and as against the Corporation or any other person or persons. The term "person" or "persons" wherever used herein shall be deemed to include any partnership, corporation, association or other entity. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to such transfer agent, shall be so expressed in the entry of transfer.

                  Section 7. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                  Section 8. Representation of Shares of Other Corporations. The Chairman of the Board, the President, or any vice president or any person designated by any of such officers, is authorized, in the absence of authorization by the Board, to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, for which the Corporation has the right to vote. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by proxy duly executed by these officers.

                  Section 9. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                  Section 10. Amendments. Unless otherwise provided in the Certificate of Incorporation, the power to adopt, amend or repeal any Bylaws of the Corporation shall be in the Stockholders of the Corporation entitled to vote.

                  Section 11. Conformance to the Law. In the event that it is determined that these Bylaws, as now written or as amended, conflict with the General Corporation Law, or any other applicable law, as now enforced or as amended, these Bylaws shall be deemed amended, without action of the Board or the Stockholders, to conform with such law. Such amendment to be so interpreted as to bring these Bylaws within minimum compliance. For purposes of this section "amendment" shall include a repeal of, or a change in interpretation of, the relevant compendium.

                  Section 12. Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  Section 13. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of October of each year.

                  Section 14. Dividends; Surplus. Subject to the provi sions of the Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends out of the net assets of the Corporation in excess of its capital or, in case there shall be no such excess, out of the net profits of the Corporation for the fiscal year then current and/or the preceding fiscal year, or out of any funds at the time legally available for the declaration of dividends (hereinafter referred to as "surplus or net profits") whenever, and in such amounts as, in its sole discretion, the conditions and affairs of the Corporation shall render advisable. The Board of Directors in its sole discretion may, in accordance with law, from time to time set aside from surplus or net profits such sum or sums as it may think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose as it may think conducive to the best interests of the Corporation.